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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 1994, which appears on page 19 of the 1993 Annual Report to Shareholders of Scott Paper Company, which is incorporated by reference in Scott Paper Company's Annual Report on Form 10-K for the year ended December 25, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 18 of such Annual Report on Form 10-K.



     /s/ Price Waterhouse LLP
     ------------------------
     PRICE WATERHOUSE LLP

     Philadelphia, Pennsylvania
     November 8, 1994